UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

NetScout Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road, Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 614-4000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 5, 2007, NetScout Systems, Inc. (the “Company”) announced that Michael Szabados, age 55, has been appointed Chief Operating Officer of the Company. Mr. Szabados joined the Company in 1997 and has served as the Company’s Senior Vice President, Product Operations since January 2001. In connection with his appointment as Chief Operating Officer, the Board of Directors of the Company increased Mr. Szabados’ salary to $250,000 and set the target bonus that may be paid to Mr. Szabados with respect to the 2008 fiscal year to $200,000.

The Board of Directors of the Company also approved an increase in the base salary of David P. Sommers, Senior Vice President, General Operations and Chief Financial Officer, to $215,000.  The Board of Directors of the Company also approved a change in the base salary of John W. Downing, Senior Vice President, Worldwide Sales Operations, to $150,000 and set the target bonus that may be paid to Mr. Downing with respect to the 2008 fiscal year to up to $225,000. Additionally, the Board of Directors granted Mr. Downing 10,000 restricted stock units, which vest over four years and are valued based upon the closing market price of the Company’s common stock on April 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC. By: /s/ David P. Sommers David P. Sommers Chief Financial Officer and Senior Vice President, General Operations

Date: April 11, 2007